EXHIBIT 2

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG ACTIVE INVESTMENT FUND, LTD., CASTLERIGG ACTIVE INVESTMENT INTERMEDIATE FUND, L.P., CASTLERIGG ACTIVE INVESTMENT MASTER FUND, LTD., CASTLERIGG EQUITY EVENT AND ARBITRAGE FUND, PULTENEY STREET PARTNERS, L.P., THOMAS E. SANDELL (COLLECTIVELY, THE “PARTICIPANTS”), INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF ETHAN ALLEN INTERIORS INC. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S 2015 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/.

Sandell Asset Management Corp., together with the entities and individuals identified below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Ethan Allen Interiors Inc. (the “Company”) in connection with the Company’s 2015 annual meeting of stockholders (the “Proxy Solicitation”).

The participants are anticipated to include, or may be deemed to include, Sandell Asset Management Corp. (“SAMC”), Castlerigg Master Investments, Ltd. (“Castlerigg Master Investment”), Castlerigg International Limited (“Castlerigg International”), Castlerigg International Holdings Limited (“Castlerigg Holdings”), Castlerigg Offshore Holdings, Ltd. (“Castlerigg Offshore Holdings”), Castlerigg Active Investment Fund, Ltd. (“CAI Fund”), Castlerigg Active Investment Intermediate Fund, L.P. (“CAI Intermediate”), Castlerigg Active Investment Master Fund, Ltd. (“CAI Master”), Castlerigg Equity Event and Arbitrage Fund (“CEEAF”), Pulteney Street Partners, L.P. (“Pulteney Partners”) and Thomas E. Sandell.

As of the close of business on August 13, 2015, the Participants may be deemed to beneficially own an aggregate of 1,572,258 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

Of the 1,572,258 shares of Common Stock deemed to be beneficially owned in the aggregate by Participants: (a) Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings and Castlerigg Offshore Holdings may be deemed to beneficially own the 1,074,894 shares of Common Stock directly held by Castlerigg Master Investment; (b) CAI Master, CAI Fund and CAI Intermediate may be deemed to beneficially own the 278,970 shares of Common Stock directly held by CAI Master, including the 1,000 shares of Common Stock held in record name by CAI Master; (c) CEEAF beneficially owns 16,092 shares of Common Stock; (d) Pulteney Partners beneficially owns 8,404 shares of Common Stock; (e) SAMC may be deemed to beneficially own the 1,378,360 shares of Common Stock held by Castlerigg Master Investment, CAI Master, CEEAF and Pulteney Partners by virtue of investment management agreements with each such entity; and (f) Mr. Sandell, a citizen of Sweden, may be deemed to beneficially own 1,572,258 shares of Common Stock by virtue of his direct and indirect control of SAMC and his indirect control over Merrill Lynch Investment Solutions SICAV, an umbrella fund with segregated liability between sub-funds acting for and on behalf of Merrill Lynch Investment Solutions – Castlerigg Equity Event and Arbitrage UCITS Fund (“UCITS”), which beneficially owns 193,898 shares of Common Stock.

By virtue of investment management agreements with Castlerigg Master Investment, CAI Master, CEEAF and Pulteney Partners, SAMC has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by Castlerigg Master Investment, CAI Master, CEEAF and Pulteney Partners. By virtue of an investment management agreement with UCITS, Sandell Investment Services, L.L.C. (“SIS”) has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by UCITS. By virtue of his direct and indirect control of SAMC and SIS, Mr. Sandell is deemed to have shared voting power and shared dispositive power with respect to all Common Stock as to which SAMC and SIS have voting power or dispositive power.

The principal business of SAMC and SIS is to provide investment management services to private individuals and institutions. The principal business of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CAI Fund, CAI Intermediate, CAI Master, CEEAF, Pulteney Partners and UCITS is to invest in securities. The principal business of Mr. Sandell is to serve as Chief Executive Officer of SAMC and as Managing Member of SIS.

The principal business address of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, CAI Fund, CAI Intermediate, and CAI Master is c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. The principal business address of Castlerigg Offshore Holdings is c/o Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of UCITS is c/o State Street Bank Luxembourg S.A., 49 avenue J. F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg. The principal business address of CEEAF is c/o Atlantic Fund Services, Three Canal Plaza, Suite 600

Portland, Maine 04101. The principal business address of SIS, SAMC, and Mr. Sandell is 540 Madison Avenue, 36th Floor, New York, NY 10022.